Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick H. Earnest, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name and/or his/her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Vista Gold Corp. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his/her name in any and all capacities (including his/her capacity as a Director and/or Officer of Vista Gold Corp.) to the annual report on Form 10-K of Vista Gold Corp. for the fiscal year ended December 31, 2012 and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any substitute or substitutes for him/her, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates stated.

Signature	Title	Date
/s/ John M. Clark John M. Clark	Director	March 13, 2013

/s/ C. Thomas Ogryzlo C. Thomas Ogryzlo	Director	March 13, 2013

/s/ Tracy Stevenson Tracy Stevenson	Director	March 13, 2013

/s/ W. Durand Eppler W. Durand Eppler	Director	March 13, 2013

/s/ Michael B. Richings Michael B. Richings	Director	March 13, 2013

/s/ Nicole Adshead-Bell Nicole Adshead-Bell	Director	March 13, 2013